UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14-A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Materials Pursuant to §240.14a-12

BOOZ ALLEN HAMILTON HOLDING CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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EXPLANATORY NOTE

Booz Allen Hamilton Holding Corporation (the “Company”) desires to clarify certain disclosures included in its definitive proxy statement (the “Proxy”) filed with the Securities and Exchange Commission on June 29, 2020 in connection with the Company’s 2020 Annual Meeting of Stockholders.

As described in the Proxy, under “Proposal 4: Adoption of Fifth Amended and Restated Certificate of Incorporation”, the Company’s board of directors has authorized, and recommends for approval, the adoption of the Fifth Amended and Restated Certificate of Incorporation, which provides for (i) the phased elimination of the Company’s classified board structure and (ii) the removal of references to the Company’s former private equity sponsor, which no longer apply (together, the “Amendments”). Other than the foregoing Amendments, the Fifth Amended and Restated Certificate of Incorporation does not contain any other amendments to the Company’s current Fourth Amended and Restated Certificate of Incorporation. As such, the Company’s stockholders are not being asked to consider or vote upon any other amendments to the Company’s certificate of incorporation.

The Company notes that the reference in the eighth and ninth paragraphs of “Proposal 4: Adoption of Fifth Amended and Restated Certificate of Incorporation” of the Proxy to the “exclusive forum” provision does not relate to a proposed amendment to the Company’s certificate of incorporation. Specifically, Article 12 of both the current Fourth Amended and Restated Certificate of Incorporation and proposed Fifth Amended and Restated Certificate of Incorporation contains an identical “exclusive forum” provision. Therefore, the “exclusive forum” provision, along with all other provisions of the Fourth Amended and Restated Certificate of Incorporation (other than those impacted by the Amendments), will remain unaltered in the event that the Fifth Amended and Restated Certificate of Incorporation is adopted. Such incremental disclosure regarding the “exclusive forum” provision was included in the Proxy in response to a disclosure-related comment from the Division of Corporation Finance of the Securities and Exchange Commission and solely to ensure that stockholders understand that, as with the “exclusive forum” provision in the Company’s current Fourth Amended and Restated Certificate of Incorporation, the applicability of such provision set forth in the proposed Fifth Amended and Restated Certificate of Incorporation: (i) similarly is limited to the extent permitted by applicable law, (ii) that such provision does not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction, and (iii) to acknowledge that federal courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act.